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                                                                    EXHIBIT 10.2

                   Form of Director Indemnification Agreement


     The following document is the form of Director Indemnification
Agreement entered into between Oxford Automotive, Inc. and each of its directors. The agreements are identical in all material respects except as to the identity of the parties thereto and the dates of execution. The additional Director Indemnification Agreements omitted are between Oxford Automotive, Inc. and each of Steven M. Abelman, Rex E. Schlaybargh, Jr., and Manfred Walt.



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                       DIRECTOR INDEMNIFICATION AGREEMENT


     This Indemnification Agreement (the "Agreement") is made as of the 10th day of January, 1997, by and between Oxford Automotive, Inc., a Michigan Corporation (the "Company"), and Selwyn Isakow (the "Director").

     A. It is essential to the Company to retain and attract as directors the most capable persons available.

     B. The substantial increase in corporate litigation subjects directors to expensive litigation risks and it is therefore reasonable, prudent and necessary for the Company contractually to obligate itself to indemnify directors to the fullest extent permitted by the Michigan Business Corporation Act so that capable persons will serve or continue to serve the Company.

     C. The Director is willing to serve, continue to serve and to take on additional service for or on behalf of the Company on the condition that the Director be so indemnified.

     NOW, THEREFORE, in consideration of the covenants contained herein and of the Director's continuing service to the Company, the Company and the Director do hereby agree as follows:

     l. Definitions. The following terms as used in this Agreement shall have the following respective meanings:

     "Change in Control" means a change in control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14a promulgated under the Securities Exchange Act of 1934, as amended, provided that, without limitation, such a change in control shall be deemed to have occurred if (i) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors of the Company and any new director whose election by the Board of Directors or nomination for election by the Company's shareholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; (ii) the shareholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 80% of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or (iii) the shareholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company (in one transaction or a series of transactions) of all or substantially all of the Company's assets.

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     "Expenses" means all expenses, liabilities and losses, including attorneys' fees, judgments, fines, and amounts paid or to be paid in settlement of a Proceeding.

     "Proceeding" means any threatened, pending or completed action, suit or proceeding (or part thereof), whether civil, criminal, administrative or investigative.

     2. Services by Director. The Director agrees to serve as a director of the Company for so long as the Director is duly elected or appointed or until the tender of the Director's written resignation.

     3. Indemnification. Subject to the terms and conditions of this Agreement, the Company shall indemnify and hold harmless the Director to the fullest extent authorized by the Michigan Business Corporation Act, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than said law permitted the Company to provide prior to such change), against all Expenses reasonably incurred or suffered by the Director in connection with any Proceeding in which the Director is or was a party to or witness or other participant in, or is threatened to be made a party to or witness or other participant in, or is involved by reason of the fact that the Director is or was a director, officer or employee of the Company or is or was serving at the request of the Company as a director, officer, partner, trustee, administrator, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of the Proceeding is alleged action in an official capacity as a director, officer, partner, trustee, administrator, employee or agent or in any other capacity while serving as a director, officer, partner, trustee, administrator, employee or agent; provided, however, that, except as provided in Section 5 hereof with respect to Proceedings to enforce rights to indemnification, the Company shall indemnify the Director seeking indemnification in connection with a Proceeding (or part thereof) initiated by the Director only if such proceeding (or part thereof) was authorized by the Board of Directors of the Company.

     4. Expenses. The right to indemnification conferred under Section 3 hereof shall include the right to be paid by the Company for Expenses incurred in defending any such Proceeding in advance of its final disposition; provided, however, that the payment of such Expenses incurred by the Director in advance of the final disposition of a Proceeding shall be made only upon (i) delivery to the Company of (A) a written affirmation by the Director of the Director's good faith belief that the Director has met the applicable standard of conduct set forth in the Michigan Business Corporation Act, and (B) an undertaking, by or on behalf of the Director, to repay all advances if it shall ultimately be determined by final judicial decision that the Director did not meet such standard of conduct and (ii) a determination that the facts then known to those making the determination to advance payment of such Expenses would not preclude indemnification under the Michigan Business Corporation Act.

     5. Right of the Director to Bring Suit. (a) If a claim under Section 3 hereof is not paid in full by the Company within thirty (30) days after notice to the Company as provided in Section


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9 hereof, the Director may at any time thereafter bring suit against the
Company in any court of competent jurisdiction to recover the unpaid amount of the claim and, if successful in whole or in part, the Director shall be entitled to be paid also the expense of prosecuting such claim.

     (b) It shall be a defense to any such action seeking indemnification under
Section 3 hereof (other than an action brought to enforce a claim for Expenses incurred in defending any Proceeding in advance of its final disposition where the required undertaking has been tendered to the Company in accordance with
Section 4 hereof) that the Director has not met the applicable standard of conduct set forth in the Michigan Business Corporation Act. Further, in any action brought by the Company to recover advances, the Company shall be entitled to recover such advances, if the Director has not met the applicable standard of conduct set forth in the Michigan Business Corporation Act.
Neither the failure of the Company (including its Board of Directors, independent legal counsel, or its shareholders) to have made a determination prior to the commencement of such action that indemnification of the Director is proper in the circumstances because the Director has met the applicable standard of conduct set forth in the Michigan Business Corporation Act, nor an actual determination by the Company (including its Board of Directors, independent legal counsel, or its shareholders) that the Director has not met such applicable standard of conduct, shall be a defense to an action brought by the Director or create a presumption that the Director has not met the applicable standard of conduct. In any action brought by the Director to enforce a right hereunder, or by the Company to recover payments by the Company of advances, the burden of proof shall be on the Company.

     6. Assumption of Claim. The Company shall be entitled, but not obligated, to assume the defense of any Proceeding with respect to which indemnification is sought, with counsel satisfactory to the Director, upon the delivery to the Director of written notice of the Company's election to do so. After delivery of such notice, the Company will not be liable to the Director under this Agreement for any expenses (including legal expenses) subsequently incurred by the Director in defending such Proceeding; provided however, that the Director shall have the right to employ his or her own counsel in any Proceeding but the fees and expenses of such counsel incurred after delivery of notice from the Company of its assumption of such defense shall be at the Director's expense; and provided, further that if (i) the employment of such counsel by the Director has been previously authorized by the Company, (ii) the Director shall have reasonably concluded that there may be a conflict of interest between the Company and the Director in the conduct of any such defense or (iii) the Company shall not, in fact, have employed counsel to assume the defense of such action, the fees and expenses of such counsel shall be at the expense of the Company.

     7. Non-Exclusivity of Rights. The rights provided hereunder shall not be deemed exclusive of any other rights which the Director may be entitled under any statute, agreement, provision of the Articles of Incorporation or Bylaws of the Company, vote of shareholders or disinterested directors of the Company, or otherwise, and such rights shall continue after the Director ceases to serve the Company as a director.


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     8. Settlement.  Unless and until a Change in Control has occurred, the
Company shall have no obligation to indemnify the Director under this Agreement for any amounts paid in settlement of any Proceeding effected without the Company's prior written consent. The Company shall not settle any claim in any manner which would impose any obligation on the Director without the Director's written consent. Neither the Company nor the Director shall unreasonably withhold their consent to any proposed settlement.

     9. Notice of Claim. The Director, as a condition precedent to his right to be indemnified under this Agreement, shall give to the Company notice in writing as soon as practicable of any claim made against him for which indemnity will or could be sought under this Agreement. Notice to the Company shall be directed to its principal business office Attention: President (or such other address as the Company shall designate in writing to the Director). Notice shall be deemed received if sent by prepaid mail properly addressed, the date of such notice being the date postmarked. In addition, the Director shall give the Company such information and cooperation as it may reasonably request.

     10. Severability. In the event that any provision of this Agreement is determined by a court to require the Company to do or to fail to do an act which is in violation of applicable law, such provision shall be limited or modified in its application to the minimum extent necessary to avoid a violation of law, and, as so limited or modified, such provision and the balance of this Agreement shall be enforceable in accordance with their terms.

     11. Choice of Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Michigan.

     12. Successors and Assigns. This Agreement shall be (i) binding upon all successors and assigns of the Company (including any transferee of all or substantially all of its assets and any successor by merger or otherwise by operation of law) and (ii) shall be binding on and inure to the benefit of the heirs, personal representatives, executors and administrators of the Director.

     13. Amendment. No amendment, modification, termination or cancellation of this Agreement shall be effective unless made in writing and signed by each of the parties hereto.






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     IN WITNESS WHEREOF, the Company and the Director have executed this
Agreement as of the day and year first above written.




                                                  OXFORD AUTOMOTIVE, INC.


                                                  By: /s/ Selwyn Isakow
                                                     -------------------------
                                                      Selwyn Isakow, President


                                                  DIRECTOR


                                                      /s/ Selwyn Isakow
                                                      ------------------------
                                                      Selwyn Isakow







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